Exhibit 5

Opinion and Consent of Gregory M. Wilson

                                Gregory M. Wilson
                                 Attorney at Law
                              18610 East 32nd Ave.
                              Greenacres, WA 99016
                               Tel. (509) 891-8373
                               Fax (509) 891-8382

April 2, 2002

Board of Directors
Tidelands Oil & Gas Corporation
13330 Leopard St., Ste. 26
Corpus Christi, TX 78410            Re:     Tidelands Oil & Gas Corporation
                                            Registration Statement on Form S-8
                                            (the "Registration Statement")
Gentlemen:

         I have acted as counsel to Tidelands Oil & Gas Corporation, a Nevada corporation, (the "Company") in connection with the proposed issuance of 1,000,000 shares of the Company's common stock, (the "Shares"), pursuant to the terms and conditions described in the Company's Registration Statement on Form S-8 dated April 2, 2002.

         In connection with the representation, I have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing and in reliance thereon, I am of the opinion that the Shares will be, when issued in accordance with the terms and conditions described in the Company's Registration Statement duly and validly issued, fully paid and non-assessable under applicable provisions of the Nevada Revised Business Corporation Act, and the Company's shareholders have no preemptive rights to acquire additional shares of the Company's common stock on account of issuance of the Shares.

         I hereby consent to the filing of this opinion as an exhibit to the S-8 Registration Statement. I hereby further consent to the reference to this firm in the Registration Statement.

Sincerely,

 /s/ Gregory M. Wilson
 ---------------------
Gregory M. Wilson